Exhibit 99.2

News

For Immediate Release

4 Landmark Square
Suite 400
Stamford, CT 06901

Telephone: (203) 975-7110
Fax: (203) 975-7902

Contact:
Robert B. Lewis
(203) 406-3160

SILGAN TO ACQUIRE GRAHAM PACKAGING

Combination Creates Premier Food & Specialty Beverage Packaging Company

Investor Conference Call Today at 9:00 a.m. EDT

STAMFORD, CT, April 13, 2011 – Silgan Holdings Inc. (Nasdaq: SLGN), a leading supplier of rigid consumer goods packaging products, announced today it has entered into a definitive merger agreement to acquire Graham Packaging Company Inc. (NYSE: GRM), a leading global supplier of value-added rigid plastic containers for the food, specialty beverage and consumer products markets.

Pursuant to the merger agreement, Graham shareholders will receive 0.402 shares of Silgan common stock and $4.75 in cash for each share of Graham common stock, representing a total enterprise value, including net debt, of approximately $4.1 billion. Based on Silgan’s closing stock price on April 12, 2011, the transaction implies a value of $19.56 per Graham share, representing a premium over the closing price of Graham’s stock on April 12, 2011 of approximately 17 percent.

“This acquisition creates the premier Food and Specialty Beverage packaging company, allowing Silgan to significantly broaden its ability to serve these important markets with multiple rigid packaging options,” said Tony Allott, Silgan’s President and Chief Executive Officer. “Graham Packaging is a differentiated plastic packaging franchise with deep customer relationships and a strong track record for innovation. In combination, we anticipate building enhanced relationships with global customers in our target end markets,” continued Mr. Allott.

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SILGAN HOLDINGS

April 13, 2011

“Silgan and Graham share a common operational discipline focused on returns on capital and cash flow generation. This acquisition will provide significant cost synergies, while efficiently utilizing the debt capacity of our balance sheet,” continued Mr. Allott. “As a result, we believe this combination will drive significant shareholder value creation,” concluded Mr. Allott.

The combined company has annual sales of over $6.2 billion, and its over 17,000 employees will operate 180 manufacturing facilities in 19 countries.

Highlights of the transaction:

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Market Focus: Following the transaction, Silgan will be a world leader in food and specialty beverage packaging, with combined revenues of approximately $4.6 billion serving these end markets which are characterized by stable demand with large, growing multi-national customers.

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Financial Impact: Silgan expects the transaction to be accretive to earnings and cash flow per share in the first full year. Following the acquisition, on a pro forma basis Silgan expects to generate approximately $500 million in free cash flow, or approximately $5 per share, in the first full year of operations.

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Committed Debt Financing: Pro forma for the transaction, Silgan’s leverage ratio will be approximately 4 times, which is consistent with past levels at Silgan. The transaction is supported by committed financing, with the permanent capital structure expected to consist of an optimal mix of bank facilities and bonds. Silgan has a longstanding track record of successfully operating with moderate levels of leverage, allowing for very attractive levered returns to shareholders.

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Synergies: Silgan expects to realize operational cost synergies of $50 million by the third year following the combination. These synergies will be achieved primarily through reductions in administrative expenses, procurement savings and a more efficient manufacturing cost structure.

As a result of its strong reputation in the credit markets and anticipated ratings profile, Silgan expects to achieve a very attractive cost of debt capital, resulting in pro forma interest expense in line with current Silgan and Graham combined levels, even after the incremental debt raised for the cash portion of the acquisition consideration and transaction costs. Included in these transaction costs is a cash payment at closing of $245 million pursuant to contractual change in control provisions in Graham’s Income Tax

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SILGAN HOLDINGS

April 13, 2011

Receivable agreements with certain affiliates. It is expected that the net present value of cash tax savings Silgan will realize through the utilization of Graham’s net operating loss carryforwards and other tax attributes will more than offset this payment.

This transaction has been unanimously approved by Silgan’s Board of Directors. The transaction has also been unanimously approved by Graham’s Board of Directors based on the unanimous recommendation of its Special Committee. The acquisition is currently expected to close in the third quarter of 2011, subject to the approval of the transaction by Silgan’s shareholders and Graham’s shareholders, receipt of applicable regulatory approvals and the satisfaction of customary closing conditions. Each of Silgan’s Co-Chairmen of the Board, R. Philip Silver and D. Greg Horrigan, who collectively beneficially own 29% of Silgan’s common stock, have entered into an agreement to vote in favor of the transaction. Blackstone Capital Partners III L.P. and certain of its affiliates and the Graham Family, who collectively own, on a fully diluted basis, 65% of Graham’s common shares, have also entered into agreements to vote in favor of the transaction.

BofA Merrill Lynch acted as financial advisor to Silgan. Bryan Cave LLP served as Silgan’s legal advisor.

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Investor Conference Call Dial-In Information:

Silgan will hold an investor call today at 9:00 a.m. EDT. In order to hear the audio for the conference, you must dial the number listed below and reference the listed passcode for the operator or automated response system.

Audio Dial-in Number: 800-946-0706 (Domestic) or 719-325-2490 (International)

Passcode: 9589611

Additionally, you should follow this link to join the meeting no more than 10 minutes prior to the start time. You may click on the link directly, or cut and paste the link into your browser:

https://www.livemeeting.com/cc/vcc/join?id=w9589611&role=attend&pw=A958961

If you experience technical difficulties while logging in, please contact (888) 569-3848.

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SILGAN HOLDINGS

April 13, 2011

Silgan Holdings is a leading manufacturer of consumer goods packaging products with annual net sales of approximately $3.1 billion in 2010. Silgan operates 83 manufacturing facilities in North and South America, Europe and Asia. Silgan is a leading supplier of metal containers in North America and Europe, and a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products. In addition, Silgan is a leading supplier of plastic containers for personal care products in North America.

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Graham Packaging is a leading U.S. supplier of plastic containers for hot-fill juice and juice drinks, sports drinks, drinkable yogurt and smoothies, nutritional supplements, wide-mouth food, dressings, condiments and beers; a leading global supplier of plastic containers for yogurt drinks; a leading supplier of plastic containers for liquid fabric care products, dish care products and hard-surface cleaners; and a leading supplier in the U.S., Canada and Brazil of one-quart/liter plastic motor oil containers. Graham pro forma net sales (after taking into account the acquisition of Liquid Container in September 2010) approximates $2.8 billion. Graham employs over 8,100 associates in 15 countries through 97 manufacturing facilities.

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Additional Information and Where to Find It:

The proposed merger transaction involving Silgan and Graham will be submitted to the respective stockholders of Silgan and Graham for their consideration. In connection with the proposed merger, Silgan will prepare a registration statement on Form S-4 that will include a joint proxy statement/prospectus for the stockholders of Silgan and Graham to be filed with the Securities and Exchange Commission (the “SEC”), and each will mail the joint proxy statement/prospectus to their respective stockholders and file other documents regarding the proposed transaction with the SEC as well. Silgan and Graham urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, http://www.sec.gov, from Silgan at 4 Landmark Square, Suite 400, Stamford, CT 06901, or from Graham at 2401 Pleasant Valley Road, York, PA 17402.

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SILGAN HOLDINGS

April 13, 2011

Participants in Solicitation:

Silgan, Graham and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the respective stockholders of Silgan and Graham in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective stockholders of Silgan and Graham in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Silgan’s executive officers and directors in its definitive proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 29, 2010. You can find more information about Graham’s executive officers and directors in its definitive proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 30, 2010. You can obtain free copies of these documents from Silgan and Graham using the contact information above.

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Forward Looking Statements:

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release, and Silgan and Graham assume no obligation to update the information included in this press release. Such forward-looking statements include information concerning Silgan’s or Graham’s possible or assumed future results of operations. These statements often include words such as “approximately,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions and may include, but are not limited to, statements about the benefits of the proposed merger between Silgan and Graham, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Silgan’s and Graham’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Silgan’s and Graham’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without

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SILGAN HOLDINGS

April 13, 2011

limitation, the expected closing date of the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which Silgan and Graham do business; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the risk that a regulatory approval may be obtained subject to conditions; the risk that financing for the transaction may not be available on favorable terms; and Silgan’s and Graham’s ability to accurately predict future market conditions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Silgan’s 2010 Annual Report on Form 10-K, Graham’s 2010 Annual Report on Form 10-K and each company’s other filings with the SEC available at the SEC’s website (http://www.sec.gov). Although Silgan and Graham believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Silgan and Graham also disclaim any obligation to update their view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

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